EXHIBIT 10.103
“AT&T MOBILE SOLUTIONSSM ORDER PROCESSING &
CUSTOMER CARE SERVICES”
20070105.006.S.004
Between
STARTEK, INC.
And
AT&T SERVICES, INC.
* Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Securities and Exchange Commission. An asterisk within brackets denotes omission.

Agreement No. 20070105.006.C
Order No. 20070105.006.S.004
AT&T Mobile SolutionsSM Order Processing & Customer Care Services

AGREEMENT ORDER# 20070105.006.S.007
“AT&T MOBILE SOLUTIONSSM ORDER PROCESSING & CUSTOMER CARE SERVICES”
This Order is by and between Startek, Inc. a Delaware corporation (“Supplier”) and AT&T Services, Inc., a Delaware corporation (“AT&T”), and shall be governed pursuant to the terms and conditions of Agreement Number 20070105.006.C. Any terms and conditions in this Order that modify or change the terms and conditions of Agreement Number 20070105.006.C shall apply to this Order only.
1.	Description of Material and/or Services:
Supplier agrees to perform Order Processing and Customer Care Services (“Work”), for the AT&T Mobile SolutionsSM program as described in Attachment A dated April 1, 2007. Whenever the word “Program(s)” shall appear, the same shall mean “Work”.
2.	Duration of Order:
This Order, effective on the date when signed by the last Party (“Effective Date”), will continue in effect for a term expiring on March 31, 2008, unless it is Cancelled or Terminated before that date. The Parties may extend the term of this Agreement beyond that date by mutual written agreement. The terms and conditions of this Order cover all Services started prior to the execution of this Order, from April 1, 2007 up until execution of this Order.
3.	Location:
Supplier shall perform the Work at the following location(s):
•	Greeley, CO — Assuming sufficient order and call volumes, a minimum of 60 reps shall perform the work at this location (or such other Domestic location as may be agreed upon by the parties) during the first year of the Term, unless otherwise requested by AT&T in writing to increase/decrease this volume.
•	Collinsville, VA — This location will be used for Disaster Recovery, i.e. re-routing and handling of calls in the event that Greeley, CO location is incapacitated and as outlined in Startek Disaster Recovery Plan attached hereto and made a part of this Agreement.
Any change in location(s) must be approved in advance by AT&T, pursuant to a written amendment signed by the parties.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties

Agreement No. 20070105.006.C
Order No. 20070105.006.S.004
AT&T Mobile SolutionsSM Order Processing & Customer Care Services

4.	Pricing Schedule:
This PRICING SCHEDULE shows the amounts to be paid to Supplier for Work to be performed under this Order following receipt and acceptance by AT&T as follows:
Compensation: AT&T shall compensate Supplier on an hourly basis, pursuant to the following rates. Such production hourly rate shall apply to the number of Mobility Agent Full Time Equivalents (“FTE”) authorized in writing by AT&T. Invoices shall be submitted based on the number of “actual” hours worked based on time and title per month and hours worked shall exclude any non-production activity, including but not limited to lunchtime, break time, holidays, vacations, sick-time.
Supplier shall be compensated on a production hour basis.
Order Processing and Tier I Customer Care: 24 x 7 x 365 (Universal Agents)

*Hourly Rate
Monthly FTE Volumes	US Based
0 — 100	$[*]
101 — 200	$[*]
200 +	$[*]
Mobility Service Delivery Manager (MSDM)

*Hourly Rate
Monthly FTE Volumes	US Based
1 — 10	$[*]
11 -20	$[*]
21 +	$[*]
Dedicated Escalation Manager

*Hourly Rate
Monthly FTE Volumes	US Based
1 — 10	$[*]

Training**	85% of the hourly rate

**AT&T directed: growth, (i.e., FTE volume increase), process changes (including P2), and training required due to AT&T system enhancements. Does not include refresher, continuation, retread/re-training, or attrition training, which shall be at Contractor’s sole cost and expense.

Postage	Pass-thru, at cost
* The Production Hourly Rates are fully loaded rates for all work that may be required by Supplier under this Program, which includes, but is not be limited to:
1.	Training — (initial training, and attrition training), as described in Section D.

2.	Designated Training Managers

3.	Dedicated Universal Agent Area Manager/Supervisor

4.	Dedicated MSDM Area Manager/Supervisor

5.	Designated Reports Analyst

6.	Dedicated Program Manager

7.	Designated Quality Assurance Manager(s)
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties

Agreement No. 20070105.006.C
Order No. 20070105.006.S.004
AT&T Mobile SolutionsSM Order Processing & Customer Care Services

8.	Gatekeeping

9.	Non Ordering Data Gathering

10.	Project Management

11.	Clerical & support functions

12.	Expediting

13.	Troubleshooting

14.	Travel and Living

15.	Pagers

16.	Development and issuance of reports as described in Section S

17.	Recruiting

18.	Processing Downtime Forms

19.	Systems Access and Requirements as described in Section E.

20.	Systems — Managing and Maintaining equipment and access as described in Section E.

21.	Telecommunication (voice and data) Costs

22.	Copies
5.	Payment:
Payment shall be made monthly based on Work completed and accepted in prior month.
6.	Invoices/Billing Information:
Invoices against this Order shall include Agreement 20070105.006.S.004 and reflect the current Purchase Order Billing Number tbd and shall be submitted to the following:
If Supplier is enabled to transact business with AT&T using the internet-based Ariba Supplier Network (“ASN”), Supplier agrees to submit invoices in electronic form to AT&T’s Accounts Payable organization through the ASN. If Supplier is not so enabled, it agrees to submit invoices to AT&T Accounts Payable, PO Box 66960, St. Louis, MO. 63166-6960. Supplier shall submit invoices promptly upon the later of (1) completion of shipment of all the deliverables, or (2) receiving notice that the Work has been completed to AT&T’s reasonable satisfaction. Invoices shall contain such information as AT&T may reasonably request. Unless this Agreement calls for payment at a later time, invoices shall be payable forty-five (45) days after receipt of an accurate invoice by AT&T’s Accounts Payable organization. Payment of invoices shall not waive AT&T’s rights to inspect, test or reject.
Copies with all supporting documentation to be sent to:
$[*]
AT&T Corp.
402.614.7024
$[*]
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties

Agreement No. 20070105.006.C
Order No. 20070105.006.S.004
AT&T Mobile SolutionsSM Order Processing & Customer Care Services

7.	Project Manager/Point of Contact:
The project manager and/or point of contact shall be:
$[*]
AT&T Corp.
732.706.5558
$[*]
8.	Name of Affiliate Ordering Services:
AT&T Corp.
9.	AT&T’s Contract Manager:
AT&T’s Contract Representative is as follows:
$[*]
AT&T Corp.
1C146A
One AT&T Way
Bedminster, NJ 07921
Email: $[*]
Phone: $[*]
10.	Supplier Representative:
Supplier’s Representative is as follows:
$[*]
Director of Client Services
StarTek, Inc.
100 Garfield St
Denver, CO 80206
Phone: $[*]
$[*]
11.	Maximum Expenditure:
Maximum expenditures under this Order shall not exceed [*] dollars ($[*]). Subject to this maximum and notwithstanding any other provisions in this Order, the total amount payable by AT&T for the Work shall be determined by applying the stated rate of compensation to the Work actually performed by Supplier. Supplier shall not render Work and AT&T shall not be required to pay for Work in excess of the amount above, unless Supplier has first secured an amendment to this Order authorizing the increased expenditure.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties

Agreement No. 20070105.006.C
Order No. 20070105.006.S.004
AT&T Mobile SolutionsSM Order Processing & Customer Care Services

IN WITNESS WHEREOF, the Parties have caused this Order to be executed, which may be in duplicate counterparts, each of which will be deemed to be an original instrument, as of the date the last Party signs.

STARTEK, INC.		AT&T SERVICES, INC.

By:	/s/ A. L. Jones	By:	/s/ Keith Connolly

Printed Name: A. L. Jones		Printed Name: Keith Connolly

Title:	CEO	Title: Vice President, Global Strategic Sourcing

Date:	6/21/07	Date:	6/7/07

On behalf of AT&T Corp.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties

Order No. 20070105.006.S.004
Attachment A
AT&T Mobile SolutionsSM Order Processing & Customer Care Services

AT&T BUSINESS WORLDWIDE CUSTOMER SERVICE
AT&T MOBILE SOLUTIONSSM ORDER PROCESSING & CUSTOMER CARE SERVICES
Statement of Work
APRIL 1, 2007
A. Work Description
Supplier shall provide services to AT&T for Order Processing and Customer Care for the AT&T Mobile SolutionsSM program (hereinafter “Program” or “Programs”) as described below.
Mobility Order Processing
Supplier shall perform Order Processing services associated with the AT&T Mobile SolutionsSM program for new and existing AT&T customers using AT&T processes and AT&T provided ordering systems as defined by AT&T. Supplier shall provide Mobility Agents to perform the Ordering process defined herein, in order to place various types of Mobility Orders to AT&T: New, Adds, Moves, Changes, or Disconnects. For the orders assigned to the Supplier by AT&T, the Supplier will carry out the functions listed below, managing to Completion the greatest number of orders possible. “Completion” is defined as in the Touchpoints Requirements shown below.
Ordering Process:
•	Accept customer / sales requests (including, but not limited to, move service (port-in and port-away), new service, change service, and disconnect service) via inbound customer call or via an electronic to-do list (“Resource Mailbox”) of order management work tasks and work items associated with order processing
•	Assign orders received in Resource Mailbox to individual Mobility Agents within two (2) hours of receipt.
•	Verify completeness of received customer information, including verifying accuracy of promotion and related codes to effect accurate billing.
•	Data gathering with customer, internal parties, or AT&T provided inventory systems to obtain complete data set to place order.
•	Issue request for services through the appropriate AT&T provided system / process.
•	Order tracking and order reject management.
•	Provide regular status to customers and related AT&T internal parties (including expected and firm due dates).
•	Resolve any jeopardies (which is defined as any problems arising with or from the Work)
•	Confirm customer receipt of wireless handsets/hardware.
•	Ensure correct billing of order.
•	Transfer customers to appropriate AT&T centers, including but not limited to care, maintenance, billing, and non-wireless representatives.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties

Order No. 20070105.006.S.004
Attachment A
AT&T Mobile SolutionsSM Order Processing & Customer Care Services

Subsequent to order submission, Supplier’s Mobility Order Processing responsibilities shall include, but will not be limited to the following:
•	Retrieve reports from AT&T systems to verify all orders placed are correct;
•	Review current contractual information in AT&T systems;
•	Complete spreadsheets only when such orders are provided by the customer on a spreadsheet;
•	Participate in Customer requested conference calls when appropriate;
•	Ensure that the order completes by due date;
•	Monitor and resolve orders for jeopardy and reject status;
•	Communicate with the customer via phone, system or email at specific intervals within the provisioning cycle, including, but not limited to:
•	Confirm receipt
•	Estimated due date
•	Firm due date
•	Project completion
•	Audit of orders for accurate coding in all associated and impacting AT&T or Supplier databases,
•	Identify all issuance errors and following up on subsequent correcting orders to assure accurate billing,
•	Audit order issuance and billing rejects to assure timely and accurate billing aka reject/discord/errors management,

•	Issue orders to correct inaccurate billing and confirming completion,

•	Confirm completion of orders and bill post to assure timely billing
•	Refer non-wireless order activity to appropriate AT&T ordering centers
•	Provide outbound correspondence if necessary, to properly fulfill certain customer requests.
In addition to the above ordering responsibilities, the following additional tasks may be necessary for Port (in or away) orders:
•	For Orders that experience errors due to port fallout, customer will be notified of possible order delay due to porting. Customer will continue to be notified until port/order completion and as necessary confirmation of turn-up by the customer.
•	Necessary information must be obtained to mitigate port error which may include additional fact finding with the customer. Items including but not limited to: password/pin; SSN; billing name and billing account number from Other Service Provider (OSP) bill. The customer may be requested to have number/port guard removed from their existing OSP account.
•	Special off-line work activities may be needed in support of porting fallout.
Supplier will comply with AT&T’s Touchpoint requirements shown below. In the event jeopardy occurs, the Mobility Agent will troubleshoot and resolve the issue within four (4) hours of the jeopardy occurring. “Mobility Agent” is defined as the Supplier’s dedicated full-time equivalent employee(s) performing services that support the AT&T’s Program.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties

Order No. 20070105.006.S.004
Attachment A
AT&T Mobile SolutionsSM Order Processing & Customer Care Services

In the event that Mobility Agent or AT&T representative identifies an issue that warrants escalation, e.g., critical dates with regard to access delivery not met /or/ access delivered by AT&T’s fulfillment center(s), the Mobility Agent shall follow AT&T escalation procedures as described in Section H, Escalation Process.
Touchpoint Requirements
Touchpoint #1 (this Touchpoint only applies to orders not received directly from a customer): Within 1/2 day of order assignment, Supplier’s Mobility Agent sends an email and places a follow-up call to the originator of the order (AT&T sales and/or the customer) to indicate that they have been assigned to work the order.
Touchpoint #2: (applies to all order types) Within 1/2 day of order acceptance by provisioning from AT&T’s systems, Supplier’s Mobility Agent emails client and order originator with details including order number, estimated order completion date — this activity may be automated through the Ordering systems. For port orders that experience fallout or other issues, customer will be notified of possible delay due to porting and all issues that are contributing to the delay. Customer will continue to be notified daily (minimum) as progress is made and due dates are assigned. For all accounts, Customer Telecom Manager will be notified with daily summary letter via email indicating status of all unfulfilled orders.
Touchpoint #3: For new or add orders, Within 1/2 day of receipt of a firm order shipment confirmation from AT&T’s system, Supplier’s Mobility Agent sends an email and places a follow-up call to the customer advising them that their wireless device has been shipped — this activity may be automated through the Ordering systems; For a move, change, or disconnect order, Within 1/2 day of receipt of firm order due date, Supplier’s Mobility Agent sends an email and places a follow-up call to the customer advising them of the order due date.
Touchpoint # 4 — For new or add orders, One day after expected shipment receipt date, Supplier’s Mobility Agent contacts the customer to confirm that order was received and verifies that their service is working. For move or change orders, within 1 day after order due date, Supplier’s Mobility Agent contacts to customer to confirm that activity has completed and is working as ordered. If service is not working as ordered, the Mobility Agent assists customer in obtaining support through an appropriate Care Agent.
For tracking and SLA purposes, AT&T and Supplier will use 1 day, but it is AT&T’s expectation and Supplier agrees to use best efforts to have its Mobility Agents conduct Touchpoint within 1/2 day of trigger. This shall apply to all touchpoints shown above.
Additional Responsibilities:
Supplier shall be responsible for all activities supporting the Ordering process such as training as outlined in Section D. Training, metric support and management, communication and compliance of process issues / changes, and escalation/exception management.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties

Order No. 20070105.006.S.004
Attachment A
AT&T Mobile SolutionsSM Order Processing & Customer Care Services

Mobility Service Delivery Manager
In addition to Ordering responsibilities, Supplier shall provide services to AT&T through Mobility Service Delivery Managers (“MSDM”). MSDMs responsibilities are outlined below. Such MSDM positions shall be compensated pursuant to the Hourly Rate shown in Section 4. PRICING SCHEDULE.
Mobility Service Delivery Managers shall perform the following functions:
•	Provide Project Management support of Wireless Orders
•	Use all appropriate tools/process documents to follow current processes

Retrieve and create projects in AT&T project management system

•	Communicate with AT&T to receive correct information to complete project management system
•	Receive completion status from AT&T provided system-generated emails and reporting tools.
•	Retrieve/correct then validate all errors that occur during the account set-up process.
•	Close all tasks in AT&T provided system and update project.

•	Validate required entries are correct in AT&T provided systems.

•	Update project management system with order completion status.

•	Request Mobility Agent assignment via Mobility Gatekeeper for data gathering/ordering process to begin. The Gatekeeper position is the Supplier’s single point of contact, responsible for receiving and distributing the work to the Mobility Agents.

•	Close the project following Bill Preview/Review
•	Identify the billing hierarchy structure with the customer.
•	Gather pooling information.

•	Gather invoice locations.

•	Gather names and ID’s of customer user groups.

•	Gather equipment available to user groups per customer request

•	Gather customer portal information for handoff to ordering portal team
•	Verify gathered data is complete.
•	Prepare account profile information for handoff to AT&T’s designated Client Services group.

•	Work with designated AT&T group to create billing hierarchy.
•	Contact AT&T’s Sales Account Executive of account specific information to inform customers to begin the ordering process.
•	Send bulk orders on spreadsheet to the Mobility Agent Gatekeeper when appropriate.
•	The MSDM will preview and the first Wireless bill and then review it with the customer.
•	Validate all wireless bill components are correct per customer request.

•	Validate that Pricing for each of the bill components requested by the customer is accurate.

•	Contact the AT&T’s billing representative (billing architect) and/or customer for clarification of bill components as necessary.

•	Notify the Mobility Agent and/or AT&T’s designated client service group of bill preview result.

•	Review the wireless bill with the customer and ensure their satisfaction with the billing.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties

Order No. 20070105.006.S.004
Attachment A
AT&T Mobile SolutionsSM Order Processing & Customer Care Services

•	Note bill preview/review as complete for the Wireless portion in project management system.
AT&T Mobile SolutionsSM Customer Care Services
Supplier shall provide services to AT&T for AT&T Mobile SolutionsSM Customer Care.
Supplier shall perform Customer Care services associated with wireless services for new and existing AT&T business customers, using AT&T processes and systems as defined by AT&T. Supplier shall perform the wireless Customer Care, which is defined as Supplier accepting and resolving customer inquiries regarding Tier I Maintenance, Tier I Billing, and Basic Wireless Usage as outlined and defined below:
Supplier shall perform the following Customer Care functions:
•	Provide high-quality service to customers by meeting and/or exceeding DMOQ’s;
•	Document process requirements and log in appropriate data bases and systems;
•	Refer ordering activity to Mobility Agent and monitor them through on-line and manual systems;
•	Review all methods and procedures provided by AT&T, etc. on a daily basis for updates;
•	Handle each customer inquiry by greeting customer properly, establishing rapport, conducting appropriate fact finding, providing accurate and complete information, displaying professionalism, resolving inquiries and meeting all commitments, following established call flows deemed appropriate and defined by AT&T;
•	Tracking and reporting activities, errors and progress on a regular basis;
•	Take action by transferring proper escalations when necessary in accordance with Section H, Escalation Process
•	Supplier’s Mobility Agents shall possess the following competencies:
•	Professionalism

•	Courteousness

•	Excellent customer service skills

•	Accuracy and completeness

•	Administrative

•	Internet/browser/email knowledge

•	PC/application experience

•	Customer facing skills

•	Help desk

•	Intermediate database use

•	Technical skills for data connectivity
•	Provide outbound correspondence, if necessary, to properly fulfill certain customer requests;
•	Attempt to complete customer requests and inquiries with the customer on line.
•	Complete all callbacks in accordance with the following:
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties

Order No. 20070105.006.S.004
Attachment A
AT&T Mobile SolutionsSM Order Processing & Customer Care Services

a.	Any customer request or inquiry must be completed as defined by AT&T
b.	Outbound calling may result as part of resolving a billing inquiry or customer verification of a customer’s account.
•	Transfer calls or redirect customer to the appropriate AT&T designated contact(s) or third party vendor(s), should inquiries be made about services or products outside the scope of customer care activities for which the Mobility Agent has been trained. AT&T will provide Supplier with information necessary for Mobility Agents to fulfill this task.
1.	Customer Account Maintenance (Tier I)
Supplier shall perform and manage the following maintenance activities for AT&T’s business wireless customers:
•	Customer call receipt, triage as directed by AT&T desk level procedures
•	Create trouble tickets in AT&T’s system and provide relevant status; update trouble ticket log
•	Disposition call as directed by AT&T
•	Troubleshooting which may include:
•	Verify service order status / line features provisioned in all applicable systems

•	Verify equipment is activated / programmed

•	Check for recent activation activity

•	Power cycle checklist

•	Verify coverage area

•	Basic test call / trouble validation

•	Error message screening

•	Service activation when necessary

•	Referral to AT&T Tier II maintenance per AT&T’s guidelines
•	Transfer misdirected calls to appropriate party, which includes but is not limited to other AT&T contacts.
•	Apply outage adjustments
•	If necessary, referral to Mobility Agent for necessary order activity, if ordering activity is being performed by a different Mobility Agent
2.	Billing
Supplier shall perform and manage the following billing activities for AT&T’s business wireless customers:
•	Customer call receipt
•	Access Wireless billing and inventory systems to research and answer basic billing inquiries including, but not limited to, inquiries regarding charges and balance.
•	Research and resolve disputes and issue corrective action/credits per AT&T guidelines.
•	If necessary, referral to Mobility Agent for necessary order activity to correct billing errors, if ordering activity is being performed by a different Mobility Agent
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties

Order No. 20070105.006.S.004
Attachment A
AT&T Mobile SolutionsSM Order Processing & Customer Care Services

3.	Basic Wireless Usage
Supplier shall accept calls regarding basic inquiries regarding, but not limited to, customer education on AT&T Wireless services and processes, wireless handset/hardware usage and features, wireless services features and functionality, and data functionality.
Supplier Roles and Responsibilities — applies to both Order Processing and Customer Care
Supplier’s Mobility Agents shall provide customer satisfaction for their handling of customers from start to resolution, which includes the following:
•	Supplier shall perform all necessary after call support (e.g. an offline customer commitment generated when a customer calls and makes a request for an order (e.g. a change in services), adjustment, re-rate, an error correction, or any other activity that cannot be completed during the immediate customer contact), which shall include performing all follow-up work, needed to update accounts.

•	Adhere to AT&T’s documented call quality guidelines as provided by AT&T.

•	Review, implement and comply with AT&T advisories and process changes as provided by AT&T.

•	Adhere to documented processes provided by AT&T to track and report work activities and progress.
Supplier shall provide Area Manager/Supervisor(s) who shall be responsible for Mobility Agent performance, which includes the following:
•	Provide leadership and supervision to Mobility Agents.
•	Conduct monthly development sessions with each Mobility Agent to discuss performance.

•	Manage adherence to AT&T’s documented call quality guidelines set forth in this Order and in Section G, DMOQs.

•	Review, implement and comply with AT&T’s documented processes to track and report work activities and progress as described in Section S, Reports / Status Requirements.

•	Provide on-going quality improvement, which includes, but is not limited to, Mobility Agent performance, reporting, Supplier’s work processes, customer care functions, and escalation management. Supplier shall communicate to AT&T on a quarterly basis, all quality initiatives that Supplier implemented.
Supplier shall provide a dedicated Program Manager position, which is responsible for, but not limited to, the following:
•	Act as primary interface between AT&T and Supplier’s personnel assigned to the Program.

•	Oversee personnel assigned to the Program, including performance, process adherence, communication, and reporting functions.

•	Review, implement and/or comply with AT&T’s documented processes.

•	Adhere to AT&T’s call quality guidelines and provide team coaching as appropriate
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties

Order No. 20070105.006.S.004
Attachment A
AT&T Mobile SolutionsSM Order Processing & Customer Care Services

•	Provide on-going quality improvement, and communicate all quality initiatives implemented on a quarterly basis to AT&T.
•	Ensure each employee receives training as defined in Section D, Training.
•	Escalation Resolution as defined in Section H, Escalation Process
Supplier shall provide a Mobility Gatekeeping function for monitoring the Ordering Resource Mailbox or other AT&T worklist for new orders, assign the orders to a Mobility Agent, and maintain a database of such assignments.
B.	Hours/Days of Operation
Supplier shall provide Mobility Ordering, and Mobility Service Delivery services:
Monday through Friday, from 8:00 AM Eastern Time until 8:00 PM Eastern Time
Supplier shall provide Mobility Customer Care services (Tier I) on a 7 x 24 x 365 basis
In addition, services authorized by AT&T in writing shall be provided, as determined by AT&T, outside normal business hours to complete special projects where appropriate. Supplier shall provide, at no additional charge to AT&T, pagers to all Suppliers supervisory positions for after-hours contact.
C.	Volume and Forecasting Process
Supplier will provide the necessary staffing to process Mobility Ordering and Customer Care support as defined by AT&T. AT&T will regularly prepare, with assistance from the Supplier, a ninety (90) day Full Time Equivalent (“FTE”) forward looking volume forecast, which will include the projected volumes of Wireless orders and Customer Care calls (“Volume Forecast”). The FTE Volume Forecast will be provided thirty (30) days in advance of the start of the applicable months. Supplier shall use this forecast to prepare staffing requirements for the upcoming month and shall provide sufficient staff to meet such volume forecasts.
AT&T estimate Volume Forecast, based on an expected average of 90 new business accounts per month is as follows:
•	Order Processing Estimated Monthly Volume — An average of [*] orders per month (As defined in Section 4. PRICING SCHEDULE)
•	Customer Care Estimated Monthly Volume - An average of [*] customer care calls per month
AT&T may need to adjust (i.e. lower or raise) the 30 day FTE Volume Forecast after it has been issued (“Revised FTE Volume Forecast”). In such case, Supplier agrees to work with AT&T in making reasonable adjustments, and any compensation will be calculated against the adjusted Revised FTE Volume Forecast. Supplier shall adhere to any Revised FTE Volume Forecasts that are mutually agreed upon by AT&T and Supplier prior to the beginning of the applicable month. If AT&T fails to submit to Supplier a Volume FTE Forecast as required herein, Supplier will use the most recent Volume Forecast.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties

Order No. 20070105.006.S.004
Attachment A
AT&T Mobile SolutionsSM Order Processing & Customer Care Services

SUPPLIER AGREES THAT ANY FORECASTS FURNISHED BY AT&T SHALL NOT CONSTITUTE COMMITMENTS
D.	Training
AT&T will provide various training programs for the Program. If AT&T has an existing training program relating to particular work at the time of execution of this Agreement, AT&T may provide such training program to Supplier, at AT&T’s sole discretion, to allow Supplier to train its employees. If additional training programs are necessary to train individuals to provide the Program, Supplier and AT&T will jointly develop such training programs; such training programs shall become the sole property of AT&T.
Supplier shall provide, at Supplier’s facilities, a training and education staff for all new hire and supplemental training for all Mobility Agents, as part of the Program requirements. Supplier warrants that this training and education staff will have extensive knowledge of wireless communication and skill requirements mentioned herein. Supplier shall provide a quality training program that ensures proficiency in both basic wireless communications and customer care soft skills. Supplier agrees that Agents shall receive, at a minimum, the following training:
•	Basic wireless communications: Minimum curriculum requirements necessary to provide new associates with a basic knowledge of wireless communications.
•	Computer literacy (including email, Excel, Word, PowerPoint, Access Database)
•	Customer care skills (e.g., handling difficult customers, customer dissatisfactions, objections, etc.)
•	Ordering functions (data gathering, order management, order validation, escalation / expedite activity, etc.)
•	Product / services knowledge (The applications, components, etc. of wireless services and understanding of how the services work and the various components.)
•	AT&T Systems (functionality and compliance) including, but not limited to the systems listed in Section E, Systems and Telephony
Training class size shall be no greater than 20 Agents without AT&T’s written approval.
As new AT&T processes are developed, which may require additional training approved by AT&T, such training and shall be reimbursed pursuant to the Training rate shown in the PRICING SCHEDULE.
Supplier agrees to create and maintain an Agent Support Process to manage all Supplier processes and ongoing training issues. Agent Support Process is defined as follows: Such Agent Support shall be staffed with Supplier personnel trained and qualified as the Supplier’s Subject Matter Expert (“SME”) and manage all Supplier process and training matters. AT&T and Supplier shall mutually agree to Supplier SME’s training and qualification. Such Agent Support process developed by Supplier shall be the first choice of information and escalations. As a last resort, AT&T may provide, if deemed necessary by AT&T, advice and guidance to Supplier SME for knowledge of products and services, processes, and general information. AT&T personnel should be enlisted for assistance only after Supplier has exhausted all internal resources.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties

Order No. 20070105.006.S.004
Attachment A
AT&T Mobile SolutionsSM Order Processing & Customer Care Services

Supplier shall staff Training Manager(s) responsible for:
•	Developing with AT&T and communicating to Supplier Agents any new processes and/or changes to existing processes
•	Training
•	Documentation assistance
•	Tier I Support
Training Managers must continue to manage active orders and/or call volume to ensure sustainable knowledge levels. Additional Training Managers can be provided based on mutual agreement between AT&T and Supplier.
E.	Systems and Telephony
Supplier shall provide, at its sole cost and expense, all systems and telephony equipment necessary to support the work performed. This should include, but is not limited to:
•	PBX equipment
•	Data connectivity
•	Work stations for remote access to AT&T systems.
•	Sufficient equipment to handle the volumes of calls as anticipated in this Order.

•	Sufficient support and management administration to assure the continued operation of, and maintenance of all equipment and telecommunications facilities.
Supplier shall provide all facilities necessary to access AT&T’s systems and manage the volume of calls as AT&T deems appropriate. AT&T may provide to Supplier secure access procedures for accessing the appropriate ordering and tracking systems along with the required operating system requirements, which Supplier agrees to follow. Additionally, AT&T will at its sole discretion attempt to provide sufficient access (modem pools, etc.) to support remote access to systems via Supplier provided workstations. System access shall be determined by AT&T at its sole discretion and may include, but not be limited to, the following:

System	System Name
AOTS	AT&T One Ticketing System
ASOC	Automated Service Order Configurator
Care Billing System
CARD	Cingular Administration of Remote Devices
Catalyst
Clarify Contact Manager
Compass
Cosmo
CSP/MyCSP	Customer Service Portal
DCP	Data Configuration Portal
DDTS	Dispute Desk Tracking System
DocViewer
DTS	Dispute Tracking System
ECPV	Enterprise Contract and Profile Management
EFMS PM	End to End Flowthrough Management System -Project Manager
EM Lite	Electronic Maintenance
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties

Order No. 20070105.006.S.004
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System	System Name
END	Event Notification Dashboard
MMA.com	Manage My Account.com
MTI	Map Tool Network Integration
NBI	National Billing Instance
NPAC Database	Number Portability Administrative Center Database
Order Manager
OLAM	Online Account Maintenance
OTIVA
Reporting Tool
Phoenix
PLS	Private Label Service
Premier
RDS Ordering Tool	Required Data Set
Script Manager
Snooper / Websnooper
Storefront Ordering Tool
Telegence
WIMO.com	Where Is My Order.com
In addition to the above AT&T provided systems, Supplier shall equip each workstation with Microsoft Office.
AT&T’s failure to provide system access will not constitute a breach of contract by AT&T nor shall such failure relieve Supplier of its obligations to timely perform Work, unless performance is rendered impossible because of such failure.
Unless otherwise required by law, Supplier Agents, when interfacing electronically with AT&T customers, shall use a AT&T email address provided by AT&T for the purpose of identifying that the Agent is providing services on behalf of AT&T.
F.	Change Management
In addition to and not as a replacement to the CHANGES clause of the Agreement, AT&T may, on a timely basis, provide Supplier with periodic information that Supplier agrees to distribute to all its Representatives. Supplier shall have a resource in place to support the level of change required within this environment. Supplier shall be responsible for distributing this information via appropriate methods to its Representatives, trainers and lead Representatives so that change can be supported in a timely manner, at no cost to AT&T.
•	Supplier will not make any changes to AT&T policies and procedures without prior written approval of AT&T’s Technical Representative.
•	An AT&T Technical Representative will be assigned and will act as liaison between Supplier and AT&T.
•	Supplier shall work with AT&T’s designated Program Manager.
•	Change requests for systems, processes and other program requirements will be submitted in writing by the party requesting such change to the other party pursuant to the CHANGES clauses herein.
•	Supplier will provide dedicated contract management and project interface at no additional cost to AT&T.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties

Order No. 20070105.006.S.004
Attachment A
AT&T Mobile SolutionsSM Order Processing & Customer Care Services

G.	Direct Measures of Quality (DMOQ)
Supplier shall comply with the DMOQs set forth by AT&T, which shall be measured monthly, based on current months performance. Performance categories are as follows:
•	High-level end-to-end voice ordering and provisioning process
•	Task specific ordering work required — system order tracking
•	Basic jeopardy troubleshooting/resolution and escalation procedures
•	System access and navigation procedures
Supplier shall comply with the established DMOQs, unless otherwise approved in writing by AT&T. AT&T reserves the right to modify stated categories and/or DMOQs due to needs of the business and will do so in writing with sufficient notification and Contactor agrees to comply with such modifications.
Required DMOQs include, but are not limited to, the following:
General Call Center DMOQs. These DMOQs are tracked daily and will be measured monthly for all activity performed.

DMOQ	Definition	Objective	Weight
1. Average Handle Time (AHT)	Average talk time plus average hold time after reaching Agent plus after call work time	≤ [*] minutes	[*]%
2. % Calls Abandoned	A call is considered abandoned if it disconnects from the Automatic Call Distributor (ACD) system prior to being answered	≤5% or less if required by law of all incoming calls per month
3. Average Speed of Answer (ASA)	The amount of time a caller waits in a queue before connecting to an Agent, measured against all incoming calls associated with Program.	≤ [*] seconds per month	[*]%
4. Customer Satisfaction	% of highly satisfied customer experiences as measured by customer surveys	> [*]%	[*]%
5. Quality Analysis Average	Average score of all calls reviewed by Peak QA Process ≥ 3.	[*]% of Peak Review Scores Average ≥ 3	[*]%
6. Quality Analysis Scoring	% of calls reviewed achieving a Peak QA Process Score ≥ 4	• Peak Review Scores of [*]% ≥ 4 for months 1 — 2 • Peak Review Scores of [*]% ≥ 4 for months 3 — 4 • Peak Review Scores of [*]% ≥ 4 for months 5 — 6 • Peak Review Scores of [*]% ≥ 4 for months 6+	[*]%
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties

Order No. 20070105.006.S.004
Attachment A
AT&T Mobile SolutionsSM Order Processing & Customer Care Services

Wireless Ordering. These DMOQs are tracked daily and will be measured monthly for all activity performed in that month.

DMOQ	Definition	Objective	Weight
1. Cycle Time	Average number of days from Agent order receipt to order completion; cycle time is defined as: from receipt of initial order to when product is shipped	≥ [*]% at ≤ [*] business days (monthly average)	[*]%
2. Order Quality (Phase II)	Number of orders that do not successfully complete the ordering process due to Agent error divided by the total number of orders issued per month (reference — Lost Luggage report)	≤ [*]%	[*]%
3. Order Backlog	Number of orders received by the Gatekeeper not issued within 1 business day divided by number of orders received per month.	≤ [*]%	[*]%
4. Disconnect in Error	Occurrences per month. Any occurrence where a customer is out of service (access related) where customer believes it should not be out of service and Agent activity is the apparent root cause	≤ [*] MDN per month	[*]%
5. Cancellation Rate	Number of cancelled orders attributed to agent error in a month divided by total number of orders	≤ [*]%	[*]%
Wireless Customer Care These DMOQs are tracked daily and will be measured monthly for all activity performed in that month.
Tier I Service Assurance

DMOQ	Definition	Objective	Weight
1. Time to Repair	The average of each measured ticket interval duration from initial ticket create to the clear time	≥ [*]% within 4 hours ≥ [*]% within 24 hours	[*]%
2. Mean Time to Repair	The mean of each measured ticket interval duration from initial ticket create to the clear time	≤ [*] hours	[*]%
3. Ticket Closure	The number of hours between ticket cleared in AOTS and ticket closed in AOTS (excludes mini-tickets)	≥ [*]% within 24 hours	[*]%
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties

Order No. 20070105.006.S.004
Attachment A
AT&T Mobile SolutionsSM Order Processing & Customer Care Services

MSDM. These DMOQs are tracked daily and will be measured monthly for all activity performed in that month.

DMOQ	Definition	Objective	Weight
1. Account Profile Cycle Time (Phase II)	The average number of days between Sales Order Receipt (SOR) accept and Account Profile Complete	≥[*]% complete within 20 business days for custom accounts /or/ 15 business days for standard accounts	40%
2. Lifecycle Profile Cycle Time (Phase II)	The average number of days between Sales Order Receipt (SOR) accept and Project Complete	≥[*]% complete within 5 business days	40%
3. First Bill Preview / Review Completion (Phase II)	First Bill Preview complete within 5 days from first complete invoice rendered. A Complete Invoice is defined as one where equipment and usage are present.	≥[*]%	10%
4. First Bill Preview / Review Accuracy Rate (Phase II)	Percent of 100% accurate bills divided by total number of First Bill Previews completed	≥80%	10%
SLA credits shall not apply to the following two (2) DMOQs, however this shall not relieve Supplier of any of its performance obligations (e.g. meeting the DMOQs etc.).

DMOQ	Definition	Objective	Weight
1. Ordering Productivity ATT calculates today	Total number of orders completed per Mobility Ordering Agent per week—tally against all agents.	≥[*] orders per agent per week	N/A
2. EFMS Compliance	Total number of EFMS events completed on time divided by the total number of available EFMS events.	≥[*]% of all available EFMS events	N/A
Call handling guidelines will be provided and covered in initial training. Supplier agrees to provide to AT&T, access to Supplier’s call monitoring system(s) so that Agents may be monitored by the AT&T quality analysis group on a random basis.
Based on reports provided by AT&T at its sole discretion, which may include available raw data, Supplier shall use such reports and/or data in combination with its own tracking resources to compute the calculations of AT&T designated metrics.
Supplier shall actively participate, at no cost to AT&T, in any DMOQ improvement initiatives as set forth by AT&T and agrees to furnish supplemental documentation upon request.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties

Order No. 20070105.006.S.004
Attachment A
AT&T Mobile SolutionsSM Order Processing & Customer Care Services

Supplier shall maintain Individual Performance records for each Agent, based on the measured DMOQs. These records shall be compiled on a monthly basis and maintained for the life of the Agreement. Supplier shall promptly provide this detail to AT&T upon request.
Supplier shall staff one (1) designated Reports Analyst responsible for communicating, analyzing, and reporting on aforementioned metrics. Additional designated Reports Analysts can be provided based on mutual agreement between AT&T and Supplier.
In the event that one or more DMOQs listed herein are not met for the calendar month, Supplier shall, if requested by AT&T, develop an action plan to correct the deficient area(s), and shall submit in writing for AT&T’s approval, such action plan within five (5) business days after the deficiency is identified. If such action plan is approved in by AT&T in writing, Supplier shall implement such action plan within ten (10) business days after approval.
In the event that the first action plan is not approved by AT&T, AT&T may request Supplier to revise such action plan and submit to AT&T in writing that action plan within ten (10) business days after the deficiency is identified. If such action plan is approved by AT&T in writing, Supplier shall implement the revised action plan within ten (10) business days after approval.
In the event that the revised action plan is not approved by AT&T, AT&T may request Supplier again to revise such action plan and submit to AT&T in writing that action plan within ten (10) business days after the deficiency is identified. If such revised action plan is approved by AT&T in writing, Supplier shall implement such revised action plan within ten (10) business days after approval. If the revised action plan still does not meet AT&T’s satisfaction, this failure by Supplier shall be considered a material breach. In addition, if Supplier fails to correct the deficiencies in any approved action plan it shall be deemed a material breach of this statement of work.
Nothing herein shall limit AT&T’s right to terminate this agreement pursuant to the General Agreement.
Service Level Credits
Should Supplier fail to meet the above DMOQs, identified herein, AT&T may be entitled to receive Service Level Credits.
AT&T shall not provide any bonus for exceeding DMOQs associated with this Order. Supplier shall improve DMOQ attainment over time, and the DMOQ’s may be modified upon mutual agreement between AT&T and Supplier.
If any DMOQ is non-compliant for a period of one (1) calendar month as defined by detailed reports or other reasonable means, Supplier shall provide AT&T with a written explanation within five (5) business days of receipt of AT&T notification regarding the missed DMOQ. If such explanation is acceptable to AT&T, AT&T in its sole discretion may decide that discounts detailed below shall not be applied.
Service Level Credit Percentages
Except in the circumstance that AT&T has agreed to waive the Service Level Credits or that the total volumes for the month in question exceed 120% of the agreed forecast, the following Service Level Credits shall apply:
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties

Order No. 20070105.006.S.004
Attachment A
AT&T Mobile SolutionsSM Order Processing & Customer Care Services

Initial Failure to Attain DMOQs:
In the event a DMOQ is missed for the first time, discounts shall be assessed against the invoice at the rate of [*] ([*]%) per DMOQ missed calculated against the Weight % of the missed metric.
Example: In the month of May, Supplier failed to meet the DMOQ for Customer Care “Average Speed of Answer”; therefore, AT&T shall be entitled to the following credit.

DMOQ	Metric Achieved	Weight	Monthly Invoice		Discount
Average Speed of Answer	[*] seconds/month	[*]%	$	[*]	$[*] x [*] x 1.0% = $[*]

Subsequent DMOQ failure
If the same DMOQ is missed in a second or more or subsequent time during consecutive any months, discounts shall be assessed to the invoice at the rate of [*] ( [*] %) of the weight for that missed DMOQ for the impacted month.
Payment of Service Level Credits
Unless AT&T has expressly agreed in writing to waive the Service Level Credits, the discounts detailed above shall be calculated based on the applicable month in which Supplier failed to meet DMOQ’s. Discounts shall be issued by Supplier as an invoice credit memo the following month in which the discount applies. If no further payment invoice is applicable, Supplier shall issue a refund to AT&T via a check within thirty (30) days.
H.	Escalation Process
Ordering:
Supplier is wholly responsible for all escalations (defined as any provisioning activity requested in an accelerated timeframe or orders at risk of not being shipped in tolerance and/or requiring the intervention of Executive Management) resulting from orders submitted by Supplier Mobility Order Agents and must follow AT&T’s Escalation and Exception Process as provided by AT&T.
AT&T Mobility management and/or escalation management personnel may be enlisted for assistance only after Supplier has exhausted all internal resources. Any changes by AT&T to the process will be communicated to Supplier via email notification and/or alerts posted on the AT&T’s websites and become Supplier’s responsibility to ensure communication, training, and compliance by all Program personnel.
Supplier’s Program Manager will be responsible for ensuring compliance of the Escalation Process and assisting Supplier’s Agents in this effort.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties

Order No. 20070105.006.S.004
Attachment A
AT&T Mobile SolutionsSM Order Processing & Customer Care Services

Service Assurance:
Supplier is wholly responsible for all escalations on trouble tickets where Mean Time to Repair (“MTTR”) exceeds DMOQ objectives, or when customer impact is deemed critical. AT&T shall provide Escalation Process to Supplier.
AT&T Mobility management and/or escalation management personnel may be enlisted for assistance only after Supplier has exhausted all internal resources. Any changes by AT&T to the process will be communicated to Supplier via email notification and/or an alert posted on the AT&T’s website(s) and becomes Supplier’s responsibility to ensure communication, training, and compliance by all Program personnel.
Supplier shall provide [*] Dedicated Escalation Manager responsible for ensuring compliance of the Process and assisting Agents in this effort. Supplier agrees to add additional Dedicated Escalation Managers upon AT&T’s written request.
Escalation Manager must be experienced in escalation management and/or possess demonstrated knowledge of Mobility Solutions product. AT&T Operations Leadership has the option of final approval of candidates for Escalation Manager position.
Escalation Manager (or empowered back-up) shall be on call 7x24x365 with cell phone coverage. Such empowered backup shall be identified in writing to AT&T Operations Leadership.
I.	Holidays
Supplier shall not perform nor invoice for Ordering work on the following US holidays unless requested by AT&T in advance, in writing:
New Year’s Day
Memorial Day
Independence Day
Labor Day
Thanksgiving Day
Christmas Day
Section I, Holidays, does not apply to Customer Care Services, per Section B, Hours of Operation, Care functions operate on a 7 x 24 x 365 basis.
J.	Staffing
Supplier shall provide sufficient dedicated resources equivalent in knowledge and skill sets as they pertain to Mobility Agent positions based on the forecasting requirements shown in Section C “Volume and Forecasting”.
In addition, Supplier shall provide supervisory support and project management expertise, which shall be at Supplier’s sole cost and expense. Supplier’s personnel shall not work on any other AT&T programs without prior notification and AT&T’s consent. In no event, shall such personnel work on any non-AT&T program.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties

Order No. 20070105.006.S.004
Attachment A
AT&T Mobile SolutionsSM Order Processing & Customer Care Services

Dedicated Universal Agent Area Manager/Supervisor will be staffed at a ratio of [*] per [*] agents. There will be a minimum of [*] Area Managers/Supervisor staffed during the 8am EST to 8pm EST hours. Dedicated MSDM Area Managers/Supervisors will be staffed at a ratio of [*] per [*] MSDMs, provided such Area Managers are performing to AT&T satisfaction.
If for any reason whatsoever Supplier’s staffing falls below the resources required to support the forecasted volumes provided by AT&T, Supplier shall not be excused from meeting or exceeding the DMOQs in this Order. In the event of such staffing failure, Supplier shall immediately take all steps to mitigate its failure, and shall, at its sole cost and expense: hire and train additional staff and/or authorize overtime to meet or exceed the DMOQs until the required resource levels are met. The provisions of this paragraph are in addition to and not in limitation of all other rights and remedies AT&T may have as a result of Supplier’s failure to provide such resources.
Staffing Control
AT&T may request in writing immediate removal and replacement of any Agents(s) or other employee(s) of Supplier (e.g., trainers, supervisors, managers, etc.) for performance reasons at any time. Supplier shall, at Supplier’s sole expense, remove and replace such Agent(s) or employee(s). Supplier shall not reassign such Agent(s) or employee(s) to any other AT&T Program(s). Likewise, an employee who was removed from another AT&T Program for performance reasons may not be reassigned to this Order.
AT&T may request removal of employees working under this Order based on performance issues, which may include, but are not limited to:
•	Not meeting agreed upon DMOQs including Touchpoints.

•	Providing the customer with information that misrepresents or misleads the customer about features and/or benefits of the program being marketed. This may include, but is not limited to information about rates, reoccurring charges/plan fees, intervals for installation, etc.

•	Providing other AT&T employees (e.g., Sales, Provisioning) with information that misrepresents or misleads them about the status of an order.

•	Failure to provide timely and/or accurate status of an order to a customer or other AT&T employee.

•	Use of inappropriate language or acting in a discourteous manner (including racial slurs, sexual comments, profanity, etc.)

•	Acting in a rude manner or using an inappropriate tone (e.g., yelling or repeatedly interrupting a customer or AT&T employee)
Supplier shall comply with such request and ensure timely transition of all pending work to another representative.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties

Order No. 20070105.006.S.004
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AT&T Mobile SolutionsSM Order Processing & Customer Care Services

K.	Security
Supplier shall abide by and assure full compliance with the contractual requirements concerning AT&T’s proprietary information (including but not limited to CPNI (“Customer Proprietary Network Information”) and ensure that their employees operate with the highest standard of business ethics. Additionally, Supplier will manage an inventory of all System IDs issued to Supplier employees, assuring the deletion of said System IDs when Supplier employee resigns, transfers to a non-AT&T program, or transfers to other AT&T business units other than Service Provider.
L.	Orderly Transition
In the event of expiration or termination of this Order, in whole or in part, wherein all or some portion of the Work will be either discontinued, performed by AT&T itself, or performed elsewhere for AT&T, Supplier agrees to provide to the extent requested by AT&T in writing its full cooperation in the orderly transition of the Work to AT&T or elsewhere, or its discontinuance. Such orderly transition may include but not necessarily be limited to: (1) Completing any open orders (2) packing and preparing for shipment any materials or other inventory to be transferred, (3) provision of reports, training manuals, files, and similar media necessary for continuation of the Work transferred, and (4) continuation of Work at reducing levels if necessary during the transition period and at reduced levels if Work is transferred in part. AT&T will only pay compensation for Work activities, which have been specifically authorized and directed by AT&T in writing pursuant to this clause, and such payment, if any, will be at the rates set forth in Section 4. PRICING SCHEDULE. In no event shall Supplier discontinue performing services or reduce, increase or vary, the associated staffing without AT&T’s expressed written consent.
M.	Workforce Management Plan
Supplier shall provide AT&T with a minimum thirty-day (30) notice of any planned changes (not including resignations) to Area, Program, District and Division Manager position staffing. Whenever an individual in one of these positions is replaced, Supplier shall provide AT&T with a documented candidate selection and transition process, along with a description of the proposed candidate’s skills and experience.
N.	Post Outage Review and Root Cause Analysis
In the event any telecommunications services or processes are not operating properly, Supplier shall take immediate and appropriate action in accordance with Supplier’s business continuity plan to rectify the malfunction and shall immediately notify AT&T Representative within [*] hour of the service-affecting situation and of remedial action taken.
Supplier shall provide root cause analysis and/or post outage review to AT&T within [*] hours after an outage or by close of business Monday if the trouble occurs on Friday after an outage, including the testing of all failed components, analysis of failures, identification of chronic and systemic problems, implementation of fixes and monthly reporting on component failures and actions taken. Results of the root cause analysis shall be provided to AT&T in writing in a format mutually agreed to by the parties. The post outage review shall cover the details of the incident and the actions taken for resolution and prevention.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties

Order No. 20070105.006.S.004
Attachment A
AT&T Mobile SolutionsSM Order Processing & Customer Care Services

O.	Network Security Requirements
AT&T is currently reviewing its Network Security policies and procedures. The outcome of this review may require AT&T to implement additional security requirements above and beyond the Data Connectivity Agreement (“DCA”) associated with this Agreement. AT&T may require Supplier’s employees to obtain security clearances in order to access and use AT&T systems. If AT&T implements additional security requirements, both parties shall cooperate and mutually agree on implementation of such security requirements.
P.	Productivity Improvement / Cost Reduction
During the term of this Order, AT&T and Supplier shall work together to reduce total time and work time per customer order and improve all tasks associated with this Program recognizing that quality must not be impaired.
Supplier agrees to identify productivity improvements to drive cost reductions and headcount reductions associated with Supplier’s billable rates. AT&T’s Program Representative has sole discretion to review and approve any headcount reduction, productivity improvement and/or cost reduction initiative identified by Supplier. If such headcount reduction, productivity improvement and/or cost reduction initiative is approved by AT&T, Supplier shall implement such initiative and once the cost savings have begun to be realized, all applicable cost reductions shall immediately be applied to all charges by Supplier invoiced to AT&T, per the applicable rates listed in Section 4. PRICING SCHEDULE and any gain sharing initiatives that have been mutually agreed upon. If any substantial expense or capital investment is required by Supplier to implement an approved productivity improvement or cost reduction initiative, AT&T and Supplier will mutually agree to any such investment arrangement.
Within forty-five (45) days of the signing of this Agreement, Supplier and AT&T will work to identify and quantify productivity improvement opportunities for cost reductions referenced above. AT&T and Supplier have agreed to evaluate gain sharing opportunities on a case-by-case basis. If both parties mutually agree to a specific gain sharing initiative, the associated agreement shall specify how the realized cost savings will be applied.
Q.	General Items
•	Unless otherwise required by law, Supplier Agents, when interfacing with AT&T customers and specifically questioned regarding their employment, Agent shall use a script provided by AT&T for the purpose of answering that the Agent is providing services on behalf of AT&T.

•	Any Supplier employee related to this ABS (AT&T Global Business Services) project, either by function or by title, shall not enter into business agreements, nor act as agent for, any AT&T Competitor in a facility dedicated to this Program.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties

Order No. 20070105.006.S.004
Attachment A
AT&T Mobile SolutionsSM Order Processing & Customer Care Services

R.	Quality Monitoring
Subject to applicable laws and Supplier’s systems availability, Supplier shall provide AT&T with a means to remotely monitor calls handled at Supplier’s facilities for quality assurance purposes without the intervention of Supplier’s personnel (e.g. direct trunk access to dialer or automatic call distributor). Supplier shall monitor [*] customer contacts per Agent, and perform [*] off-line quality checks on the MSDM’s work per month for quality assurance and provide results to AT&T in a Monthly Service Observation Report.
Supplier shall staff Quality Assurance Analyst(s) for every [*] agents responsible for communicating, analyzing, and reporting agent Quality scoring and issues. Additional Quality Assurance Analysts can be provided based on mutual agreement between AT&T and Supplier.
S.	Reports/Status Requirements
AT&T will provide Supplier, at AT&T’s sole discretion, timely access to the data necessary to generate the required daily, weekly, and monthly reports set forth below which shall be provided by Supplier.
AT&T and Supplier shall agree on report formats upon prior to any potential contract award. Any additional requested reports beyond those defined below will be assessed by Supplier on a case by case basis to determine if any associated development costs are required. If so, Supplier will communicate such costs to AT&T and await approval in writing prior to initiating any development activities.
1. Supplier shall provide periodic reports as required by AT&T. Such reports shall include, but may not be limited to:
A.) Reports Required for Order Processing — these are in addition to the reports shown in 1. C.) below:
a)	Daily incoming ordering log including, but not limited to, the following information on an order by order basis: date order received, customer name, date assigned and assigned to, date entered into ordering system (s), order number, expected completion date, actual completion date, orders held, orders rejected back to AT&T’s sales/originator, orders in backlog, Touchpoints missed by individual Touchpoint, past due, completed past due.

b)	Daily on-time performance reports

c)	Stewardship look ahead reports including on time performance, cycle times, backlog, and other business metrics

d)	Supplier will utilize and leverage tools on a daily basis as to minimize aging of orders and provide AT&T a weekly aging readout as to statistics and backup order detail. Supplier will also develop, implement and leverage other tools and stewardship and look-ahead reports as mutually agreed upon by the parties.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties

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B.) Reports required for Customer Care — these are in addition to the reports shown in 1. C.) below:
e)	Daily trouble ticket logs

f)	Call Comparison report: compares forecasted to actual call volume and answer performance.
C.) Reports required for both Order Processing and Customer Care — these are in addition to the reports shown in 1. A.) and 1. B.) above.
g)	Deliver weekly/monthly score card results to AT&T with root cause analysis of metrics as requested by AT&T.

h)	Headcount listing, organizational charts and escalation contact lists.

i)	Daily, weekly, and monthly Switch reports: data taken directly from Supplier’s switch which reflects actual number of calls offered, handled, AHT, hold time, % occupancy, ASA, etc.

j)	Call Comparison report: compares forecasted to actual call volume and answer performance.

k)	Others as deemed necessary by AT&T.
2.	Supplier shall pro-actively manage its resources down to the individual level in a format satisfactory to AT&T. AT&T may request agent level reporting on an as-needed basis.

3.	Supplier’s Program Manager and Reports Analyst, as described in Section G. DMOQs, shall attend daily, weekly and monthly status meetings as established by the AT&T. Such meetings shall be at Supplier’s sole cost and expense.

4.	A quarterly review of Program content and implementation will be performed between AT&T’s Project Manager and Supplier’s Program Manager. Weekly operational calls may also be held between AT&T and Supplier’s Program Managers. AT&T may request daily reviews when business results and metrics warrant. These reviews will be conducted at the convenience of both parties.
Supplier shall, at its sole expense, implement and use appropriate call center switch reporting tools and systems in order to effectively and efficiently manage AT&T provided order volumes and provide timely and accurate status to AT&T and its customers.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties